As filed with the Securities and Exchange Commission on March 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Fremont Street, Suite 2800

San Francisco, California 94105

(Address of Principal Executive Offices)

2007 Employee Stock Purchase Plan

2008 Equity Inducement Plan

(Full Titles of the Plans)

Niccolo M. de Masi

President and Chief Executive Officer

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 45 Fremont Street, Suite 2800 San Francisco, California 94105	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value Common Stock, $0.0001 par value	660,221(2) 300,000(3)	$2.0485(4) $2.41(5)	$1,352,463 $723,000	$184.48 $98.62
Total:	960,221		$2,075,463	$283.10

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2007 Employee Stock Purchase Plan and 2008 Equity Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an automatic increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan equal to 1% of 66,022,078 shares, the total outstanding shares of the Registrant as of December 31, 2012. This automatic increase was effective as of January 1, 2013.
(3)	Represents an increase in the number of shares available for issuance under the 2008 Equity Inducement Plan. This increase was effective as of November 13, 2012.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, based upon 85% of the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on March 11, 2013. Pursuant to the 2007 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on March 11, 2013.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register (1) an additional 660,221 shares under its 2007 Employee Stock Purchase Plan pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under that plan and (2) an additional 300,000 shares under the Registrant’s 2008 Equity Inducement Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 22, 2007 (Registration No. 333-141487), on March 31, 2008 (Registration No. 333-149996), on March 13, 2009, as amended on March 18, 2009 (Registration No. 333-157959), on March 31, 2010 (Registration No. 333-165813), on March 21, 2011 (Registration No. 333-172983), on August 15, 2011 (Registration No. 333-176318) and on March 14, 2012 (Registration No. 333-180110).

I - 1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are included, or incorporated by reference, in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 15, 2013.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
Principal Executive Officer:

/s/ Niccolo M. de Masi Niccolo M. de Masi	President, Chief Executive Officer and Director	March 15, 2013

Principal Financial and Accounting Officer:

/s/ Eric R. Ludwig Eric R. Ludwig	Executive Vice President and Chief Financial Officer	March 15, 2013
Additional Directors:

/s/ William J. Miller William J. Miller	Chairman of the Board	March 15, 2013

/s/ Matthew A. Drapkin Matthew A. Drapkin	Director	March 15, 2013

/s/ Ann Mather Ann Mather	Director	March 15, 2013

/s/ Hany M. Nada Hany M. Nada	Director	March 15, 2013

/s/ A. Brooke Seawell A. Brooke Seawell	Director	March 15, 2013

/s/ Benjamin T. Smith, IV Benjamin T. Smith, IV	Director	Ma rch 15, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Form of Restated Certificate of Incorporation of the Registrant	S-1/A	333-139493	3.02	02/14/2007

4.02	Form of Amended and Restated Bylaws of the Registrant	8-K	001-33368	99.01	10/28/2008

4.03	2007 Employee Stock Purchase Plan, as amended and restated on August 1, 2011.	10-K	011-33368	10.04	03/14/2012

4.04	2008 Equity Inducement Plan, as amended and restated on November 13, 2012.	10-K	001-33368	10.05	03/15/2013

4.05	Forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement under the 2008 Equity Inducement Plan.	10-K	001-33368	10.05(B)	03/31/2010

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (see page II-1 of this Registration Statement).					X